Exhibit 99.1
PROS Holding, Inc.
Transcript of Investor Teleconference
May 5, 2011
Operator
Good day ladies and gentlemen, and welcome to the first quarter 2011 PROS Holdings Incorporated earnings conference call. My name is Jonathan and I will be your operator today. At this time, all participants are in a listen only mode. We will be conducting a question and answer session towards the end of this call.
(Operator Instructions)
As a reminder, this conference call is being recorded for replay purposes. At this time I would like to hand this call off to one of your speakers today, Mr. Charlie Murphy, Executive Vice-President and Chief Financial Officer. You may proceed, sir.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Thank you, Operator. Good afternoon everyone, and thank you for joining us today for the PROS Holdings financial results conference call for the first quarter of 2011. This is Charlie Murphy. I am the company’s chief financial officer. Joining me on today’s call is Andres Reiner, President and Chief Executive Officer. In today’s conference call, Andres will provide a commentary on the first quarter of 2011, and then I will provide the review of the financial results and our outlook before we open the call to questions.
Before beginning, we must caution you that today’s remarks, including statements made during the question and answer session, contain forward-looking statements. These statements are subject to numerous and important factors, risks, and uncertainties which could cause actual results to differ from the results implied by these or other forward-looking statements.
Also these statements are based solely on the present information and are subject to risks and uncertainties that can cause actual results to differ materially from those projected in the forward-looking statements. Please refer to our forms 10-Q, form 10-K and other filings with the SEC, and the risk factors contained therein. Also, please note that a replay of today’s webcast will be available in the investor relations section of our website.
I would also like to point out that the Company’s use of non-GAAP financial measures is explained in today’s earnings press release, and a full reconciliation between each non-GAAP measure and the most directly comparable GAAP measure is provided in the tables accompanying the press release distributed earlier today, and can also be found on our website in the investor relations section. With that, I’d like to turn the call over to Andres.
Andres Reiner — PROS Holdings Incorporated — President, CEO
Thanks, Charlie. I’m pleased to report that we started off 2011 with a strong first quarter, continuing the momentum that we built during 2010. From a financial perspective, revenue came in above our guidance at $21.4 million, and was up 24% from a year ago, and 6% from the fourth quarter. With revenues above the top end of our guided range, non-GAAP net income was also above our guidance and came in at $0.07 per share. We are pleased with these results and continue to be optimistic about our outlook.
In addition, we made great progress on several strategic initiatives that we believe will drive our continued growth in the years to come. Let me briefly share some highlights.
PROS achieved three significant milestones in our go-to-market strategy since our last call. The first was expanding into new markets by launching cloud-based pricing and quoting solutions for B2B companies in the mid-market. Developed natively on the Force.com cloud platform, PROS Price2Profit and PROS Quote2Win bring the power of prescriptive pricing software to the salesforce.com community. For example, PROS Price2Profit now allows customers to set, manage, and publish list prices within salesforce.com, the same system they use for managing leads, opportunities, and quotes. And to help companies improve their deal quoting capabilities, PROS Quote2Win provides deal-specific price guidance in salesforce.com. We believe these new cloud offerings will allow mid-market companies to compete more effectively in their markets and overcome the same pricing challenges that exist in large organizations.
To help us reach the large mid-market community, PROS will bring these solutions to market through salesforce.com resellers and the salesforce.com AppExchange. In our view these new cloud offerings, which are the result of our continued investment in innovation and product leadership, are strategically significant in that they further differentiate PROS in the market place and provide broad new markets with access to our prescriptive pricing technology. We believe that these new products have the potential to become a contributor to growth in 2012 and beyond.
The second major milestone was the addition of a new reseller channel program designed to extend our global reach and coverage of our enterprise solutions to geographic markets not currently served through PROS direct sales channel. In addition, the reseller program will be the channel through which we deliver our new cloud-based solutions. For the enterprise products, we are excited to welcome HabberTec, a proven enterprise software reseller based in Brazil, to the PROS partner ecosystem as a reseller of the PROS Pricing Solution Suite. With additional offices in Spain and Portugal, HabberTec will complement our already growing presence in Europe.
For our new cloud based solutions, PROS had initially partnered with iServiceGlobe to resell and support PROS Price2Profit and PROS Quote2Win, leveraging iServiceGlobe’s experience with selling and marketing applications on various CRM platforms. We are pleased to launch this new reseller channel program, which we believe will be a key component of our strategy to extend our global reach.
The final milestone for the first quarter was achieving certification from Oracle for integration into Oracle’s eBusiness Suite. The majority of our enterprise class customers rely on leading ERP solutions like SAP and Oracle to manage business processes efficiently. This certification with Oracle represents yet another accomplishment in our strategy to seamlessly integrate with leading enterprise technology solutions, including SAP, Microsoft, and salesforce.com.
In addition to these three milestones, we also made great progress towards our long-term growth strategy by adding new pricing and revenue management customers, deepening our partnerships with existing customers, increasing awareness of pricing software, and expanding our direct sales coverage. Among existing customers, our 23-year relationship with Lufthansa stands out, and we are excited to have just celebrated the completion of an additional major implementation for Lufthansa, continuing our long-standing partnership of innovation.
Another standout customer, BASF, recently decided to broaden their partnership with PROS by extending their PROS implementation across their global business. We also recently learned that the internal pricing teams at three of our B2B pricing customers were recently recognized with awards from their organizations for their contributions in improving profitability through the adoption of PROS software. It is exciting for us to see that customers are not only realizing the power of pricing, but that PROS solutions are being recognized as the key drivers of growth and profitability. We believe these examples further demonstrate PROS unique commitment to customer success and technology leadership.
We also made great progress in Q1 in driving awareness and adoption of prescriptive pricing software with several worldwide events. In February, we hosted three pricing roundtables at CFO Magazine’s Corporate Performance Management Conference, where leading CFO’s discussed innovative ways to drive profitability through prescriptive pricing. We also hosted B2B Pricing Summits in New York and Amsterdam. In addition to the numerous customer presentations, our guests heard from Gartner on the topic of “Pricing Optimization on the Brink of Going Mainstream” and from SAP, they viewed demonstrations of seamless integration between SAP CRM and PROS. These industry and customer events are important components of our go-to-market strategy to accelerative awareness and strengthen our customer relationships.
Finally, we have expanded our global sales force with the addition of new direct sales professionals. Since the beginning of the year, we have added four direct quota-carrying sales people, bringing us to more than 20 sales reps globally. This includes Steve Elsham, a new Regional Vice President in Europe hired to support the demand we are seeing in the manufacturing, distribution and services industries. We believe Steve’s background as a former enterprise sales leader at SAS Institute and his experience in SAP’s CRM and price management practices will be particularly beneficial to our customers.
In summary, we are pleased with the execution of our strategy to accelerate adoption of pricing software, extend our product leadership, and expand our global reach and scale. Our market position as the leader in prescriptive pricing and revenue management software continues to strengthen with new customer wins and a growing sales pipeline. Our performance in the first quarter helped us produce revenue that exceeded guidance, and will help us drive growth in the future. Even though we continue to view 2011 as an investment year in our long-term growth strategy, we delivered revenue upside in Q1 that also produced better than anticipated bottom line results. Further, we believe that positive revenue growth will continue in the second quarter and for the full year as we continue to execute our strategy.

Now, let me hand the call over to Charlie to provide financial details, as well as our guidance for the second quarter.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Thanks, Andres. We are pleased with our financial results for the first quarter. As usual, I will be discussing our financial results on a non-GAAP basis. Our earnings press release includes a full GAAP to non-GAAP reconciliation which can be found on our website in the investor relations section.
We are pleased with our performance in the first quarter, with revenue of $21.4 million, exceeding the high end of our guided range. Revenue was up 24% from a year ago and 6% from the fourth quarter of 2010. Within revenue, license and implementation revenue was $13.8 million, up 33% from a year ago. Revenue benefited from the mix of business in the first quarter from contracts with shorter deliveries. We expect revenue from those contracts to carry over to our second quarter, but this is not expected to be a trend.
Historically, license and implementation fees are bundled together and revenue is recognized on a percentage of completion basis over the implementation period. Although this model creates a delay between deal signing and the beginning of revenue recognition, visibility into the number of active implementations and maintenance renewal rates gives us good visibility into near-term revenue.
Maintenance and support revenue was $7.6 million, up 9.5% from a year ago, and represents the largest component of revenue from recurring sources. Total recurring revenue was 42% of revenue in the first quarter. Our revenue continues to be diversified globally as well as across our four target industry sectors. For the quarter, international revenue was 60% of total revenue, and 52% of license and implementation revenue was from manufacturing, distribution, and services.
On a non-GAAP basis, gross profit was $15.4 million for the quarter, yielding gross margins of 72%. This compares to gross margins of 74.1% in the first quarter of 2010. The decrease in gross margins was primarily due to a change in our mix of business as compared to last year and increases in our investment in our system integrator partnering program that began to ramp in the second half of 2010. Our SI partnership program had approximately a one percentage point impact on overall gross margins and approximately a 2% negative impact on our license and implementation margins. We believe these investments will enable us to scale our implementation capacity, increase awareness, and position us to capture longer term market opportunities. We expect to ultimately see a neutral to positive impact on overall gross margin levels resulting from this program.
Looking at operating expenses, total non-GAAP operating expenses for the quarter were $12.4 million, compared with $10.7 million a year ago, with the increase reflecting ongoing, planned investments in our growth. This resulted in non-GAAP operating income that was $3 million for the quarter, a 37% increase from the first quarter of 2010, and represented operating margins of 14%, up from 12.6% in the first quarter of 2010. Operating income was above our guidance, due to revenue that was above our expected range. Within operating expenses, R&D was $5.6 million and SG&A was $6.8 million with year-over-year increases in operating expenses resulting from planned investments to support our long-term growth objectives.
Our non-GAAP effective tax rate was approximately 33% in the first quarter of 2011, reflecting the research and experimentation tax credit, which was reinstated in the fourth quarter of 2010. The tax rate in the first quarter of 2010 was 39.3%.
Non-GAAP net income was $2 million for the quarter, or $0.07 per share, compared to net income of $1.3 million, or $0.05 per share in the first quarter of 2010. Net income for the quarter was above expectations as a result of revenue above our expected range and benefited from the reinstatement of the research and experimentation tax credit in the fourth quarter of 2010.
On a GAAP basis, operating income was $1.2 million. This compares to operating income of $800,000 in the first quarter of 2010. Our operating expenses in the first quarter included $1.8 million of stock-based compensation expenses. GAAP net income was $900,000 or $0.03 per share in the first quarter, compared to net income of $500,000 or $0.02 per share in the first quarter of 2010.
Now moving to key balance sheet items. Cash was $61.5 million, an increase of $5.7 million from the end of the fourth quarter. Deferred revenue was $31.6 million, an increase from $29.9 million at the end of the fourth quarter. Deferred revenue balances do not correlate to total contract value and therefore is not a meaningful forward indicator of financial performance.

Gross accounts receivable at the end of the quarter was $18.9 million, a decrease from $24.1 million at the end of the year. Trade accounts receivable days sales outstanding were approximately 88 days, higher than our historical average of 65 days due to normal variations in accounts receivables, and the timing of collections and invoicing of milestone billings under our contracts.
We continue to generate operating cash flow, with approximately $5.9 million of operating cash flow generated in the quarter. Operating cash flow margin was unusually strong in the first quarter at 28% of revenue. Operating cash flow benefited from collections from our high receivables balances at year end. And finally, headcount at the end of the quarter was 465, up from 429 at the end of the fourth quarter. This growth is consistent with our plan and includes both offshore and onshore resources.
Now turning to our outlook, while we expect our past history of variability in sales from period to period will continue, we are pleased with recent sales activity. As it relates to our guidance for the second quarter, we have considered the political uncertainty in the Middle East and the events in Japan where we have ongoing implementations in providing our guidance. Our guidance for the second quarter assumes those implementations will continue, although at a slower rate.
With that backdrop, for the second quarter of 2011, we are anticipating revenue in the range of $23.3 million to $23.7 million. We expect non-GAAP operating income of $2.9 million to $3.3 million with non-GAAP operating expenses expected to be approximately $20.4 million. We anticipate non-GAAP earnings per share in the range of $0.07 to $0.08.
We expect GAAP operating income of $1.3 million to $1.7 million with GAAP operating expenses expected to be approximately $22 million. Including stock-based compensation expenses of approximately $1.6 million, we anticipate GAAP earnings per share in the range of $0.03 to $0.04.
We expect strong sequential revenue growth in the second quarter of 10%, at the midpoint of our revenue guidance, largely due to our first quarter business mix, as I discussed a moment ago, but we do not expect this to be a trend. While we expect to see sequential increases in revenue in Q3 and Q4, we do not expect it to be at this same pace.
That said, we continue to believe we are positioned to see revenue growth continue on a full year basis and now anticipate full year revenue growth in the mid 20% range, up from 8% growth in 2010. This is an increase from our prior expectations.
Continuing our successful efforts from 2010, we view 2011 as an investment year, with a continuing increase in expenses during the year. We continue to forecast operating margin leverage as revenue scales in later years. As a result, we anticipate non-GAAP operating margins of approximately 12% on a full year basis.
In summary, we are pleased with our results for the first quarter and we believe we are positioned to continue our top line growth in the second quarter though our continued investments will impact second quarter margins. While the economy, political unrest in the Middle East, and the disruptions in Japan create some uncertainty, we remain optimistic about 2011 as a whole and remain confident that we will see healthy margin leverage in the longer term as our business scales. With that, let me turn the call back to the operator for questions. Operator?

QUESTION AND ANSWER
Operator
(Operator Instructions)
Your first question is coming from the line of Mr. Chad Bennett with Northland Capital Market. You may proceed.
Ian Kell — Northland Capital Markets — Analyst
Yes, hey guys, this is actually Ian in for Chad today. Hi there. I just want to obviously here go back to guidance. My first question was going to be was there anything unusual that pushed L&I up sequentially like this, and it sounds like there was. Can you just explain that one more time for me?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Yes, certainly, absolutely. Yes, an element of the increase in the L&I, not all of it, but an element that we thought that was worthy of comment is that we had a little bit of a different mix of some of our bookings in the first quarter over our customary bookings mix with shorter term deliveries on the mix itself. So, as a result of that, Ian, we’re expecting and we did benefit a little bit in the first quarter and we’re seeing a little bit of benefit now in the second quarter, but we don’t expect that to be a trend. That’s why we wanted to make a comment on this so, it’s a little bit of a mix and it had to do with some contracts that actually had some shorter deliveries than our normal contracts. So, that’s why we wanted to be cautious about not setting expectations at 10% sequential revenue growth in subsequent quarters although we do expect of course to see sequential revenue growth during the year next year. Is that helpful?
Ian Kell — Northland Capital Markets — Analyst
Yes, yes it is. So, but we should maintain sequential throughout the year is the important part of that.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
That is correct, Ian.
Ian Kell — Northland Capital Markets — Analyst
Okay. Okay. All right. And then, I guess looking at L&I margins just given that you’re using more SIs here in the implementation, we would have thought that the margin there would have ticked down sequentially and that wasn’t the case. So, can you explain why that is? Does that imply that you’re using fewer SIs this quarter or is it just a function of business mix or?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Yes, it’s not a function of using fewer SIs this quarter. No, you’re correct, it’s not that. It’s more that the higher revenues obviously cover our fixed costs a little bit faster so you get some margin pickup just by the revenue growth itself and then again the mix was good. We had some shorter term deliveries and overall the mix was reasonably good for us so the margins held relative to Q4 in Q1.
Ian Kell — Northland Capital Markets — Analyst

Okay. All right. And what pushes maintenance down into the 7 to 7 and a half range?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Yes, that’s a great question. What we did as we were coming out of the fourth quarter of last year we wanted to ramp our maintenance capabilities to increase our around the world support and 24 by 7 around the world. So, we very specifically decided we were going to expand our resources in that area and those resources started on January 1st. And what happened now we expect that will get smoothed out as we go through the year because we expect to see increasing maintenance revenue as we go through the year.
Ian Kell — Northland Capital Markets — Analyst
Yes. Yes. Okay.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Okay?
Ian Kell — Northland Capital Markets — Analyst
All right. Understood. And then, could you just tell me quick how many deals you had SIs working on in the quarter?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
I actually don’t recall the precise number, but it’s up modestly from Q4 perhaps. It’s ramping modestly from last year to this year, but the big ramp last year was in the last half of the year. So, if you’re looking at quarter over quarter, it’s probably up from maybe say 10% of the implementations to, you know, 20% to 25% of the implementations in Q1 of this year. If you’re looking from Q4 to Q1, probably about the same.
Ian Kell — Northland Capital Markets — Analyst
Okay. Okay. All right. Are R&D expenses I assume that those are up just given the cloud development. Is that the case or is there something else going on there?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Yes, it’s the cloud development and we’re also we continuously are doing innovation in the company and you should expect we’ll have announcements sometime in the future about additional initiatives that we have.
Andres Reiner — PROS Holdings Incorporated — President, CEO
Innovation, as we have always thought, is very strategic for PROS, and we’re continuing to invest both on our enterprise size products as well as on our mid-market offerings.

Ian Kell — Northland Capital Markets — Analyst
Sure. Sure. What’s the initial reaction out there since you’ve had it out there? Any take yet or did you really just get it out there two days ago?
Andres Reiner — PROS Holdings Incorporated — President, CEO
Yes, it’s still fairly early stage so far, I mean we just launched the solution. We signed up the first partner and, but it’s still early stage.
Ian Kell — Northland Capital Markets — Analyst
And then, you said this other partner that you just talked about, I forget the name here in the call, they’re solely focused on cloud distribution there?
Andres Reiner — PROS Holdings Incorporated — President, CEO
Yes. So, iServiceGlobe is only focused on our cloud mid-market offerings. And that’s their experience and they are the first. Other partners will sign up as resellers for this channel, but they’re solely focused on our cloud offerings.
Ian Kell — Northland Capital Markets — Analyst
Okay. All right. That’s all I have.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
And Ian think that — note that we’re not looking for any kind of a significant contribution of revenue this year from the cloud offerings. We’re looking at this as a launch this year, get the reseller program in place this year, get the marketing awareness up this year, and we’re looking for a meaningful contribution sometime in 2012 and beyond.
Ian Kell — Northland Capital Markets — Analyst
Yes. Fair enough. Nice quarter guys, thanks.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Thank you, Ian.
Andres Reiner — PROS Holdings Incorporated — President, CEO
Thank you.
Operator
Your next question is from the line of Tom Roderick with Stifel Nicolaus. You may proceed.

Tom Roderick — Stifel Nicolaus — Analyst
Hey gentleman, good afternoon. Andres, Charlie, I was hoping you could talk a little bit more about the cloud-based offerings and seeing as their built on Force.com I don’t anticipate that we’re gonna have a big pick up in cap ex, but as it relates to incremental investments on the infrastructure side and sales side, can you just give us a sense as to what’s already been put in the numbers and what further investments we ought to look for there?
Andres Reiner — PROS Holdings Incorporated — President, CEO
Yes, in terms of our expense model we’ve already included all of the investments into our cloud offering. In terms of as you discussed cap ex, this is all running natively in the salesforce.com cloud. So, we actually don’t run any hardware or any systems outside of the salesforce.com cloud platform. So, it’s something that we’re not investing in additional cap ex to build out hosting capabilities. We’re leveraging the.. The Force.com platform is a very robust enterprise level platform we believe which is the best platform to deploy our mid-market offerings.
Tom Roderick — Stifel Nicolaus — Analyst
Andres, can you just go back and discuss a little bit more about what the pricing model will look like and how you anticipate structuring those terms relative to how you’ve historically done business?
Andres Reiner — PROS Holdings Incorporated — President, CEO
Yes, so, for the Quote2Win product it’s going to be licensing a per user per month model. A normal SaaS subscription model. The Price2Profit component is licensed also in a SaaS subscription monthly model, but it’s based on revenues under management.
Tom Roderick — Stifel Nicolaus — Analyst
Okay. Excellent. And Charlie, just turning over to the numbers I wanted to make sure I heard you correctly. So, you’re not providing annual guidance but you are suggesting that revenues you expect for the year to grow in the mid-20s, did I hear that correctly?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
That is correct, Tom, yes.
Tom Roderick — Stifel Nicolaus — Analyst
Have you considered or re-considered, thought more about giving annual guidance again? It certainly seems like revenue, you know, the top line visibility picture is getting a lot better and the environment is improving have you considered or re-considered the annual guidance perspective?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
That’s something that we have and we don’t think that now is the time. I think when you get more of the economic uncertainty and some of the political certainty behind us, and also when there is more visibility into business. I don’t say that for example the pipeline. The pipeline’s there, but we always talk about variability in bookings from quarter to quarter. We’ll get back to providing annual guidance at a point in time when there’s more consistency relative to the bookings that we actually make over a period of time.

Tom Roderick — Stifel Nicolaus — Analyst
Okay. Good. Last one from me, just a brief one. You talked about projects this quarter. Some of the bookings had shorter durations which lead you to pickup, I guess the quarter to quarter ramp in revenues, but not necessarily give you the visibility to draw that all the way through. Should we think about anything being done from a sales biz standpoint or a sales management standpoint that’s giving better discretion to cut deal sizes down rather than the historical seven-figure deals that you’ve always done. Any push to move further downstream and cut deals up so as to kind of move into a land that expands strategy or is it sort of a one off in terms of bookings?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Yes, what happened with the deals we’re talking about in Q1, which are just a couple were unusual and never. We generally don’t have the numbers we had in Q1. The deal size hasn’t changed. Now, we’re talking the enterprise as opposed to cloud offering. The cloud offering of course, will have a different deal size associated. The deal size hasn’t changed and we’re still licensing two to three modules with each of our enterprise customers.
Tom Roderick — Stifel Nicolaus — Analyst
Perfect. Okay. That’s really helpful. Nice job guys, thank you.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Thanks, Tom.
Andres Reiner — PROS Holdings Incorporated — President, CEO
Thank you.
Operator
Your next question is from the line of Nabil Elsheshai with Pacific Crest Securities. You may proceed.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Thank you. Thanks for taking my questions. Let’s see it’s first I wanted to start with additional partners, you mentioned being certified by Oracle. Was that just one of those basic technology certifications or are there additional go-to-market opportunities for you to work with in the field?
Andres Reiner — PROS Holdings Incorporated — President, CEO
Yes, so, we’ve had a partnership with Oracle for over ten years. And we’ve continued that partnership and extended it to have more seamless certified out-of-the-box integration. It’s not a sales go-to-market partnership, but more of a technology partnership around integration. And it’s following our PROS everywhere strategy that’s been really to seamlessly integrate with all the technologies that our customers are using.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Okay. Thank you. And then just to be clear, the channel that you’re developing is only for the SaaS offering, is that correct?

Andres Reiner — PROS Holdings Incorporated — President, CEO
But the reseller channel is a new channel for both enterprise and mid-market.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Okay.
Andres Reiner — PROS Holdings Incorporated — President, CEO
So, for the mid-market we talked about iServiceGlobe that’s gonna focus on the salesforce.com cloud offerings. HabberTec is another partner that we’re using as a reseller in terms of our global scalability strategy for markets where we don’t have direct sales coverage. In that example, we talked about Brazil as a key market where HabberTec is at and we’ll continue to develop the reseller channel for both the enterprise suite and the cloud offering.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Okay. So, just so I’m clear on how that’ll work cause given that you guys deal with the percentage of completion and have to presumably be there to help with implementation, how do you work with a channel partner like that since you’re not going to wrap the disc and give that to them and let them implement it and what does that mean for rev rec and for revenue growth long term?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Yes, Nabil, that depends cause you’re absolutely right. Right now, our services are integral to the delivery of the software, so it very much depends. I think initially, what’s likely to happen is we’ll still stay engaged in a role relative to the implementation. And depending upon on how substantive that role is, we would still be on percentage of completion. As the resellers gain greater competency in the delivery of the product, you could see a migration away from percentage of completion.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Okay. Great. And then acquisitions, you guys have the last several quarters talked about targeting. Unless I’ve missed a press release, I haven’t seen any. So, are you guys still looking and is it a matter of not finding the right fit or is it valuations or what’s the hold up?
Andres Reiner — PROS Holdings Incorporated — President, CEO
To be an element of our growth strategy and we have been actively monitoring the market but at this point there is nothing that’s imminent. But definitely we have been active at that front.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Okay. Great. Last question. I think you guys said the last quarter it looked like this market was hitting a tipping point and maybe sales would be less evangelical. Do you still feel that way and then have you seen a change in your sales cycle as a result?

Andres Reiner — PROS Holdings Incorporated — President, CEO
So, in terms of the sales cycle as a whole, we haven’t seen a big change. But in terms of the leading indicators, the leads in the pipeline we’ve seen continue to strengthen. And we’re seeing a positive trend on that.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Okay. Great. Thanks for taking my questions.
Andres Reiner — PROS Holdings Incorporated — President, CEO
Thank you.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Thanks, Nabil.
Operator
(Operator Instructions)
Your next question is from the line of Ross MacMillan with Jefferies. You may proceed.
Ross MacMillan — Jefferies & Co. — Analyst
Thanks a lot, and congratulations. I guess the first one just on the mix of business for your guidance the maintenance and support has kind of been picking up, but $100,000 to $200,000 a quarter. Is that something we should sort of think as consistent so that most of the call it sequential growth is really coming from L&I; is that fair?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
It’s going to come from both, but I would say when you say the most I think you’re right. The most with the L&I as opposed to maintenance you should expect to see as we historically had we would consider good maintenance growth year over year.
Ross MacMillan — Jefferies & Co. — Analyst
Okay. And then just on the.. I think, Charlie, if I could just go back you said for the full year mid-20% growth now, which I think is up from the kind of what you said previously which is closer to 19%. Did you say 12% non-GAAP op margin for the year?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Yes, that’s correct. I said approximately 12% non-GAAP margin for the year.

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Ross MacMillan — Jefferies & Co. — Analyst
So, it looks like you’ve done 14% in Q1 and you’re guiding Q2 —
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
13% at the mid point.
Ross MacMillan — Jefferies & Co. — Analyst
13, so that implies that we’re gonna see lower margins in the back half. Is that how we should think about modeling it relative to first half?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
That’s correct.
Ross MacMillan — Jefferies & Co. — Analyst
Okay.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
We’re planning on expanding our spend areas of sales and marketing — well, all areas, quite frankly, but sales and marketing, have a little bit more development spend, and on the G&A side as well.
Ross MacMillan — Jefferies & Co. — Analyst
Okay.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
And this is where we came into the year. We’re very pleased with our margin performance in Q1 and that performance, Ross, came from increased revenue. It didn’t come from decreased spend below plan.
Ross MacMillan — Jefferies & Co. — Analyst
Great. Yes. And then I just wondered if you could remind us, Charlie, on cash flow for the year and how we should think about cash flow for the year. You obviously had a strong Q1. How should we think about it for the year?
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
I’d look at cash flow — (inaudible), which I commented on previously is we’re going to have a tax receivable this year of $3.6 million. So, think about that number and hold that number aside. We are expected to have operating cash flow as a percentage of revenue really approximating our non-GAAP operating margins for the year.

Ross MacMillan — Jefferies & Co. — Analyst
Okay. So, we should approximate that and then you’ll have this one time item —
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Right.
Ross MacMillan — Jefferies & Co. — Analyst
— as a positive for the year.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
That’s correct. So, you put in your tax payments, you take out your tax receivable, and you’d have your after tax cash flow for the year and that’s approximately. Okay?
Ross MacMillan — Jefferies & Co. — Analyst
Great. And then —
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
One thing —
Ross MacMillan — Jefferies & Co. — Analyst
Sorry.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
— I’d like to comment on is the cap ex spending. The cap ex spending is going to be higher in 2011 than it historically has been. So, when you look at free cash flow free cash flow will have to absorb the cap ex for this year. And the cap ex for this year has two main components in it. One is we’re now going to re-lease the facility we’ve been in for the last ten years. So, we have some improvements we’re going to be making to this facility and they are approximately $2.5 million. So, from a GAAP standpoint, that’s gonna show up as CAP spend of $2.5 million. $1.5 million of that will be subsidized by the landlord but that gets reflected through operating expense reduction. So, net about $1 million. That’s a new item this year that you should be thinking about when you think about free cash flow from a GAAP standpoint.
Ross MacMillan — Jefferies & Co. — Analyst
Do you actually give a cap ex number for the year? I may have missed that.

Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
I’m going to now since you asked the question. The total cap ex is going to be about, including the facility spend, is going to be about $5.5 million to $6 million.
Ross MacMillan — Jefferies & Co. — Analyst
Okay.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Okay? Including that facility spend of $2.5 million of which $1.5 million of that $2.5 million will be subsidized by the landlord. But from a GAAP standpoint it will come in as $2.5 million of capital spending.
Ross MacMillan — Jefferies & Co. — Analyst
I got it. Great.
Charlie Murphy — PROS Holdings Incorporated — EVP, CFO
Okay.
Ross MacMillan — Jefferies & Co. — Analyst
That’s helpful. And then maybe Andres, you guys talked about obviously some unusual more rapid deployments helping your L&I revenue, but I think you also said you were pleased with the sales activity in the first quarter. How would you kind of describe that because obviously you had a pretty strong finish in Q4. Would you say that the momentum has been maintained? Have you been even more positively surprised with the momentum as you’ve moved into Q1? How would you kind of qualitatively describe kind of new business signings?
Andres Reiner — PROS Holdings Incorporated — President, CEO
Yes, the momentum has been maintained definitely. We see in terms of the leading indicators like I spoke before on the leads and the pipeline we’ve seen a positive trend in those areas. So, definitely we feel very good about the business.
Ross MacMillan — Jefferies & Co. — Analyst
It looks like, the last one for me, it looks like your traditional business is actually growing very well. The traditional airline business as well as the MDS area is there anything particular driving that? Is there something cyclical or wondering if there’s anything else you can comment on that’s driving the strength in airlines?
Andres Reiner — PROS Holdings Incorporated — President, CEO
No, we’ve been focused across all of our industries in ensuring that we can grow all of the industries and that’s been our strategy and I think our sales and marketing organizations have executed flawlessly in all the areas. So, really they’ve done an amazing job at going with our strategy and executing to our strategy.

Ross MacMillan — Jefferies & Co. — Analyst
A very final one. I lied. A very final one, on the sales headcount obviously for net new, I think you talked before getting up into the upper 20’s for the year, mid to upper 20s, I guess is that still the plan or what’s your view on kind of hiring — quota carrying hiring patterns for the remainder of the year?
Andres Reiner — PROS Holdings Incorporated — President, CEO
Yes, we’re continuing to hire through the year and we still expect to be in the high 20s. I’d given 28 by the end of the year and it’s gonna be — right now, we’re already over 20 and we’re progressing well towards our goals.
Ross MacMillan — Jefferies & Co. — Analyst
Great. That’s super helpful. Thanks again and congratulations.
Andres Reiner — PROS Holdings Incorporated — President, CEO
Thank you.
Operator
You have a follow-up question on the line from Nabil Elsheshai with Pacific Crest Securities. Go ahead, sir.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Oh, hey guys, I didn’t mean to jump to the front of the queue I just wanted to make sure this got asked. You had mentioned competitively one of the two privates had fallen off a little bit. What are you seeing as far as that goes? Have they still kind of dropped off competitively and what kind of behavior are you seeing just broad or are there new entrants in the market?
Andres Reiner — PROS Holdings Incorporated — President, CEO
Yes, the competitive landscape has not changed at all from Q4. It’s the same as we experienced in Q4. Really for us that hasn’t changed at all. We continue really to focus on how do we grow the space more than on the competitors. We really believe we’ve clearly differentiated our solution in the market and we have a superior offering to our competitors and we haven’t seen any new entry into the space either.
Nabil Elsheshai — Pacific Crest Securities — Analyst
Okay. Great. Thank you.
Andres Reiner — PROS Holdings Incorporated — President, CEO
Thank you.

Operator
At this time there are no further questions in queue. I would like to hand the call off to Mr. Andreas Reiner, Chief executive officer for closing remarks.
Andres Reiner — PROS Holdings Incorporated — President, CEO
Thanks for your participation in today’s call and for your support of PROS. Our accomplishments in Q1 are reflective of the great customers, partners and employees that we are proud to have at PROS. These are the key ingredients that will fuel our continued growth and success in the future. As more companies recognize that prescriptive pricing and revenue management software is vital to improving profitability and growth, we believe the PROS value proposition is unequaled.
Our growth strategy remains focused on accelerating the adoption of pricing software, extending our product leadership, and expanding into new markets. We made great progress in these areas in Q1 with the launch of our first cloud-based solutions for the mid-market, the launch of our global channel reseller program, and the certification of PROS solutions for integration with Oracle. Further, we believe that these investments will continue to drive our top line growth and that, as we scale, they will provide leverage on our bottom line results as well. Thank you very much for your time and we look forward to speaking with you on our next call.
Operator
Ladies and gentlemen, thank you for your participation in today’s call. The presentation has now ended. You may now disconnect. Have a good day.